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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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Check the appropriate box:
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
Kaiser Group Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KAISER GROUP HOLDINGS, INC.
9302 Lee Highway
Fairfax, Virginia 22031

Dear Shareholder:

        The 2003 Annual Meeting of Shareholders (the "Annual Meeting") of Kaiser Group Holdings, Inc. (the "Company") will be held on Wednesday, May 7, 2003, at the Company's principal executive offices, 9302 Lee Highway, Fairfax, Virginia 22031-1207. The matters on the meeting agenda are described on the following pages. The meeting will start promptly at 10:30 a.m.

        This year you are being asked to elect four directors, each to a one-year term expiring at the 2004 Annual Meeting of Shareholders, and until their successors are duly elected, and to approve the Company's 2002 Equity Compensation Plan.

        If you were a shareholder of record on March 26, 2003, you will receive a proxy card for the shares of Kaiser Group Holdings, Inc. Common Stock, par value $0.01 per share, and Preferred Stock, par value $0.01 per share, you hold in your own name. To vote your shares, you must mail back your proxy card so that it is received by the Company's stock transfer agent before the close of business on Wednesday, April 30, 2003. Please use the enclosed postage-paid, addressed envelope to vote your shares.

        A very high percentage of our shareholders hold their stock in street name, which means that the shares are registered in their brokers' names rather than in the shareholders' names. If you want to vote your street-name shares personally, you must contact your broker directly in order to obtain a proxy issued to you by your broker. A broker letter that identifies you as a shareholder is not the same thing as a broker-issued proxy. If you fail to bring a broker-issued proxy to the meeting, you will not be able to vote your broker-held shares at the Annual Meeting.

        We urge you to mail your proxy card to our stock transfer agent as promptly as possible using the envelope provided. Please mail your proxy card whether or not you plan to attend the Annual Meeting. Giving your proxy will not affect your right to vote the shares you hold in your own name if you decide to attend the Annual Meeting.

        The Company's principal executive offices are located in Fairfax, Virginia, near the Vienna station on the Orange Line of the Washington, DC area Metro.

Sincerely,
/s/ JOHN T. GRIGSBY, JR.
John T. Grigsby, Jr. President and Chief Executive Officer
April 4, 2003

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Kaiser Group Holdings, Inc.:

        The 2003 Annual Meeting of Shareholders (the "Annual Meeting") of Kaiser Group Holdings, Inc. (the "Company") will be held at the Company's principal executive offices, 9302 Lee Highway, Fairfax, Virginia 22031-1207, on Wednesday, May 7, 2003, at 10:30 a.m., Eastern Daylight Time, for the following purposes:

  1.
  To elect four directors, each to a one-year term expiring at the 2004 Annual Meeting of Shareholders, and until their successors are duly elected;

  2.
  To approve the Company's 2002 Equity Compensation Plan; and

  3.
  To act on such other matters as may properly come before the meeting or any adjournment thereof.

        A proxy card is included with this Proxy Statement and Annual Report mailing. In accordance with the Company's Bylaws, the Board of Directors has fixed the close of business on Wednesday, March 26, 2003, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

        Your proxy is important. Even if you hold only a few shares, and whether or not you expect to attend the Annual Meeting in person, you are requested to date, sign, and mail the proxy card you receive in the postage-paid envelope that is provided. If you wish to have someone other than the persons named on the enclosed proxy card vote for you, you may cross out their names on your proxy card and insert the name of another person who will be at the meeting. You then must give your signed proxy card to that person; otherwise he or she cannot vote on your behalf at the meeting. The giving of your proxy will not affect your right to vote the shares you hold in your own name if you decide to attend and vote at the meeting.

        This notice is given pursuant to direction of the Board of Directors.

/s/ MARIJO L. AHLGRIMM
Marijo L. Ahlgrimm Secretary
Fairfax, Virginia April 4, 2003

Table of Contents

Page
PROXY STATEMENT	1
VOTING SECURITIES OF THE COMPANY AND CERTAIN SHAREHOLDERS	1
PROPOSAL 1—ELECTION OF DIRECTORS	3
Nominees for Election to the Board of Directors
Information Regarding the Board of Directors
Certain Business Relationships
EXECUTIVE COMPENSATION	6
Summary Compensation Table
Option Grants in 2002 and Aggregated Option Exercises in 2002 and December 31, 2002 Option Values
Employment Contracts and Termination of Employment Arrangements
REPORT OF COMPENSATION COMMITTEE	8
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	9
PROPOSAL 2—APPROVAL OF 2002 EQUITY COMPENSATION PLAN	9
AUDIT COMMITTEE REPORT AND INDEPENDENT ACCOUNTANT	14
COMPARISON OF TOTAL SHAREHOLDER RETURN	17
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	18
OTHER MATTERS	18

A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission ("SEC"), will be sent without charge to any shareholder of record or beneficial owner of shares of the Company's Common Stock and Preferred Stock upon receipt of a written request addressed to: Marijo L. Ahlgrimm, Executive Vice President, Chief Financial Officer and Secretary, Kaiser Group Holdings, Inc., 9302 Lee Highway, Fairfax, Virginia 22031-1207. Provided with the copy of the Report will be a list of the exhibits to the Report filed with the SEC by the Company. Any such exhibits will be provided to any Company shareholder upon payment of the cost noted next to each exhibit on the list.

i

PROXY STATEMENT

        This Proxy Statement is furnished to shareholders of Kaiser Group Holdings, Inc. (the "Company" or "Kaiser Holdings") in connection with the solicitation of proxies for use at the 2003 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, May 7, 2003, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The record date for determining shareholders entitled to vote at the Annual Meeting is March 26, 2003 (the "Record Date").

        A proxy card is included with this Proxy Statement and Annual Report mailing, and your proxy is solicited by the Board of Directors of the Company. If your shares are registered in your name, the proxy card shows the number of shares of Kaiser Group Holdings, Inc. Common Stock, par value $0.01 per share ("Common Stock"), and Preferred Stock, par value $0.01 per share ("Preferred Stock"), that you own as of March 26, 2003. As explained in the accompanying notice, you must mail your proxy card in sufficient time for it to be received by the Company's stock transfer agent before the close of business on Wednesday, April 30, 2003.

        Please complete and sign the enclosed proxy card and return it to the Company as soon as possible. If you change your mind after you return your proxy card, you can revoke it at any time, including at the May 7, 2003 meeting. You may revoke your proxy by mailing a second (or subsequent) proxy card to the Company's stock transfer agent for receipt prior to the meeting, or by voting on the ballot provided to shareholders at the Annual Meeting. Unless a proxy is revoked, all proxy cards that are properly executed and received at or prior to the Annual Meeting will be voted in accordance with what is written on the cards. Unless a contrary instruction is indicated in the proxy card, or if the proxy card is properly executed but the voting "boxes" are left blank, it will be voted FOR the election of directors as nominated, FOR the approval of the 2002 Equity Compensation Plan and in the discretion of the person(s) named as the proxy if any other business properly comes before the meeting.

        The Annual Report of the Company for the year ended December 31, 2002 (including financial statements), the Notice of Annual Meeting, this Proxy Statement, and the enclosed proxy card initially were mailed in a single envelope to shareholders on or about April 4, 2003. The Company has borne the cost of preparing, assembling, and mailing these items. Directors, officers, and employees of the Company may solicit proxies on behalf of the Company by telephone and personal interview without special compensation.

        The Company will deliver copies of the Annual Report and proxy material to brokerage firms and other custodians, nominees, and fiduciaries for forwarding to beneficial owners of the Company's Common Stock and Preferred Stock. The Company will reimburse those brokerage firms, custodians, nominees, and fiduciaries for their expenses in connection with forwarding these materials.

VOTING SECURITIES OF THE COMPANY AND CERTAIN SHAREHOLDERS

        The Company's Common Stock and Preferred Stock issued and outstanding as of the Record Date are entitled to vote at the Annual Meeting. There were 1,594,062 shares of Common Stock and 854,631 shares of Preferred Stock issued and outstanding as of the Record Date. Each share of Common Stock is entitled to one vote per share. Holders of Preferred Stock are generally entitled to vote with holders of Common Stock on all matters submitted to a vote of shareholders, including the election of directors, with each share of Preferred Stock being entitled to one-tenth of a vote.

        The Bylaws of the Company provide that the holders of shares of stock with a majority of the voting power of the outstanding shares entitled to vote at the Annual Meeting must be present in person or represented by proxy in order for a quorum to exist for the transaction of business at that meeting. Assuming that such a quorum is present for the May 7, 2003 meeting, a plurality of the votes cast at the meeting, in person or by proxy, will determine the election of the directors and the approval or disapproval of the 2002 Equity Compensation Plan. Abstentions and broker non-votes will be counted as present for the purpose of computing the quorum, but will not be counted as affirmative votes.

Security Ownership of Certain Beneficial Owners

        A person is deemed to be a beneficial owner of the Company's equity securities if that person has voting and/or investment power with respect to such equity securities or has the right to acquire such equity securities within 60 days. The following table sets forth information regarding each person known by the Company to beneficially own 5% or more of the outstanding shares of Common Stock and Preferred Stock of the Company.

Name and Address of Beneficial Owners of More Than 5% of the Common Stock of the Company	Amount and Nature of Beneficial Ownership of Shares of Common Stock of the Company		Amount and Nature of Beneficial Ownership of Shares of Preferred Stock of the Company (*Less than 1%)		Percent of Common Stock of the Company	Percent of Preferred Stock of the Company (*Less than 1%)
James D. Bennett Bennett Restructuring Fund, L.P. 2 Stamford Plaza, Suite 1501 281 Tresser Boulevard Stamford, CT 06901	219,848	(a)	144,784	(a)	13.8%	16.9
Michael E. Tennenbaum Tennenbaum & Co., LLC 11100 Santa Monica Boulevard, Suite 210 Los Angeles, CA 90025	752,899	(b)	54,079	(c)	47.2%	6.3%
John Hancock Financial Services, Inc. John Hancock Place P.O. Box 111 Boston, MA 02117	81,949	(d)	*		5.1%	*

(a)
The information with respect to 219,848 shares of Common Stock beneficially owned by James D. Bennett is based on a Report on Form 4 dated November 2002, which was filed with the SEC on December 11, 2002. The information with respect to 144,784 shares of Preferred Stock was reported to the Company by James D. Bennett on March 31, 2003.

(b)
The information with respect to 752,899 shares of Common Stock beneficially owned by Michael E. Tennenbaum, including (1) 77,924 shares of Common Stock reported to be beneficially owned by Tennenbaum & Co., LLC, (2) 400,000 shares of Common Stock reported to be beneficially owned by Michael E. Tennenbaum 2002 Annuity Trust, (3) 222,105 shares of Common Stock reported to be beneficially owned by Michael E. Tennenbaum and Suzanne S. Tennenbaum, trustees of the Tennenbaum Living Trust, and (4) 52,870 shares of Common Stock reported to be beneficially owned by Michael E. Tennenbaum, individually, is based on a Report on Form 4 dated January 29, 2003, which was filed with the SEC on January 29, 2003.

(c)
The information with respect to 54,079 shares of Preferred Stock beneficially owned by Michael E. Tennenbaum, including (1) 10,129 shares of Preferred Stock reported to be beneficially owned by Tennenbaum & Co., LLC, (2) 65 shares of Preferred Stock reported to be beneficially owned by

  Michael E. Tennenbaum and Suzanne S. Tennenbaum, trustees of the Tennenbaum Living Trust, and (3) 43,885 shares of Preferred Stock reported to be beneficially owned by Michael E. Tennenbaum, individually, is based on a Report on Form 4 dated February 12, 2003, which was filed with the SEC on February 13, 2003.

(d)
The information with respect to 81,949 shares of Common Stock beneficially owned by John Hancock Financial Services, Inc. is based on a Report on Schedule 13G dated December 31, 2001, which was filed with the SEC on February 1, 2002.

Security Ownership of Directors and Executive Officers

        The following table sets forth information regarding the beneficial ownership of shares of Common Stock and Preferred Stock by each director, by current executive officers named in the Summary Compensation Table on page 6 of this Report, and by all directors and current executive officers as a group. The information set forth below is current as of March 7, 2003.

Certain Beneficial Owners of Shares of Common Stock of the Company		Amount and Nature of Beneficial Ownership of Shares of Common Stock of the Company(a)	Amount and Nature of Beneficial Ownership of Shares of Preferred Stock of the Company(a)	Percent of Common Stock of the Company (*Less than 1%)	Percent of Preferred Stock of the Company (*Less than 1%)
(i)	Directors and Nominees for Director
	James J. Maiwurm	3,000	0	*	*
	Jon B. Bennett	2,000	0	*	*
	John T. Grigsby, Jr.	3,000	0	*	*
	Frank E. Williams, Jr.	8,000	3,297	*	*
(ii)	Current Executive Officers
	John T. Grigsby, Jr. President and Chief Executive Officer	3,000	0	*	*
	Marijo L. Ahlgrimm Executive Vice President and Chief Financial Officer	0	0	*	*
(iii)	All Directors and Current Executive Officers as a Group (5 Persons)	16,000	3,297	1.0%	*

(a)
All shares shown are held outright.

PROPOSAL 1—ELECTION OF DIRECTORS

        Jon B. Bennett, John T. Grigsby, Jr. and James J. Maiwurm have served as directors since the 2002 Annual Meeting of Shareholders. On November 13, 2002, Mr. Frank E. Williams, Jr. was elected by the Board of Directors and became the fourth member of the Board. Consistent with the Bylaws of the Company, the Board of Directors has fixed the size of the Board of Directors at four (4) members and has nominated Mr. Jon B. Bennett, Mr. John T. Grigsby, Jr., Mr. James J. Maiwurm and Mr. Frank E. Williams, Jr. for election to a one-year term ending at the 2004 Annual Meeting of Shareholders, and until their successors are duly elected.

Nominees for Election to the Board of Directors

Each for a One-Year Term Expiring at the 2004 Annual Meeting of Shareholders

        Jon B. Bennett, 46, director of Kaiser Holdings, has been a Director of Information Management at Devens Reserve Forces Training Area, a Department of the Army installation, since 1998. Mr. Bennett has been a director of Kaiser Holdings since December 18, 2000. Mr. Bennett was Systems Administrator and Analyst at the then Fort Devens from 1995 to 1997, and was the senior Budget Analyst at Fort Devens from 1990 to 1995. Mr. Bennett graduated from Bucknell University (B.A.). Entities managed by Bennett Management Corporation, which is controlled by Mr. Bennett's brother, James Bennett, are significant holders of the Preferred Stock and Common Stock issued by Kaiser Holdings in April 2001, as a result of being significant holders of subordinated notes of Kaiser Group International, Inc. ("Old Kaiser"). Mr. Bennett owns 2,000 shares of Common Stock and no shares of Preferred stock.

        John T. Grigsby, Jr., 63, has been President and Chief Executive Officer of Kaiser Holdings since December 18, 2000, the effective date of Old Kaiser's Plan of Reorganization (the "Plan"). Mr. Grigsby has been a director of Kaiser Holdings since May 2001 and also serves on the Board of Managers of Kaiser-Hill Company, LLC. Mr. Grigsby is the President of John Grigsby and Associates, Inc., a firm which he founded in June 1984 to provide consulting assistance to financially distressed and reorganizing companies. Mr. Grigsby has served as the Trustee for the Auto Works Creditors' Trust and has served as chief executive officer of a number of financially distressed companies, including Super Shops, Inc., Auto Parts Club, Reddi Brake, Rose Auto Stores-Florida, Inc. as well as for a number of Chapter 11 debtors, including Pro Set, Inc., Lomas Financial Corporation and Thomson McKinnon Securities, Inc. Mr. Grigsby owns 3,000 shares of Common Stock and no shares of Preferred stock.

        James J. Maiwurm, 54, Chairman of the Board of Directors of Kaiser Holdings, has been a partner of Squire, Sanders & Dempsey L.L.P., Washington, D.C. since February 24, 2001. Mr. Maiwurm has been a director of Kaiser Holdings since December 18, 2000. He was President and Chief Executive Officer of Old Kaiser from April 19, 1999 until the effective date of the Plan, and served as Chairman of the Board of Directors of Old Kaiser from June 1999 until such effective date. Mr. Maiwurm serves on the Board of Managers of Kaiser-Hill Company, LLC. From August 1998 until elected as Old Kaiser's President and Chief Executive Officer, Mr. Maiwurm was a partner of Squire, Sanders & Dempsey L.L.P., Washington, D.C., and from 1990 to 1998 was a partner of Crowell & Moring LLP, Washington, D.C. Both law firms have served as counsel to Old Kaiser, and Squire Sanders continues to serve as counsel to Kaiser Holdings. Mr. Maiwurm is a member of the Board of Trustees of Davis Memorial Goodwill Industries, Washington, D.C., a non-profit entity, and the Boards of Directors of Workflow Management, Inc., an integrated graphic arts company providing documents, envelopes and commercial printing to businesses in North American, the stock of which is traded on the NASDAQ National Market System, and Cortez III Service Corporation, a privately-held government services provider. Mr. Maiwurm graduated from the College of Wooster (B.A.) and the University of Michigan (J.D.). Mr. Maiwurm owns 3,000 shares of Common Stock and no shares of Preferred stock.

        Frank E. Williams, Jr., 68, director of Kaiser Group Holdings, Inc., currently serves as chairman and principal owner of Williams Enterprises of Georgia, Inc., a holding company controlling six subsidiaries active in various facets of the steel industry. In addition, Mr. Williams serves as Chairman, CEO, and 50-percent owner of Williams & Beasley Co., a major erector of steel products in the Southwestern US, and Chairman and a major shareholder of Wilfab, Inc., a fabricator of structural steel. Mr. Williams serves as a member on the Board of Directors of Harbor Capital National Bank and Diamond Head Casino Corporation. Mr. Williams is also Managing Partner and principal owner of Structural Concrete Products LLC (SCP), a manufacturer of prestressed concrete building systems, and of Industrial Alloy Fabricators (IAF), a fabricator of alloy plate products for the pulp and chemical industries. Mr. Williams owns 8,000 shares of Common Stock and 3,297 shares of Preferred Stock.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NOMINEES SET FORTH ABOVE.

Information Regarding the Board of Directors

        During the year ended December 31, 2002, the Board of Directors held five board meetings. All directors attended at least 75% of the 2002 meetings of the Board of Directors and its committees they were eligible to attend.

        To assist the Board of Directors in carrying out its responsibilities, the Board of Kaiser Holdings has delegated certain authority to two committees, the current membership of which are as follows.

Committees of the Board of Directors
Compensation Committee	Audit Committee
Mr. Bennett Chairman Mr. Williams	Mr. Williams Chairman Mr. Bennett Mr. Maiwurm

        Audit Committee.    The Audit Committee is responsible for the selection, and reviews and accepts the reports, of the Company's independent accountant. The Audit Committee met four times during the year ended December 31, 2002. The Board of Directors adopted a written charter for the Audit Committee during 2000.

        Mr. Maiwurm is not "independent" as defined in certain existing and proposed rules relating to the independence of directors because he was employed by the Company within the past three years. Mr. Maiwurm is also a partner of Squire, Sanders & Dempsey L.L.P., a law firm that provides legal services to the Company. The Board determined to appoint Mr. Maiwurm to the Audit Committee, notwithstanding his lack of "independence," because of the small size of the Board and in light of his background and experience.

        Compensation Committee.    The Compensation Committee (a) reviews and approves (or recommends to the entire Board of Directors) the annual salary, bonus, and other benefits (direct and indirect) of the Chief Executive Officer and other executive officers, (b) reviews and submits to the full Board recommendations concerning, and amendments to, new executive compensation or stock plans, and (c) establishes, and periodically reviews, the Company's policies in the area of management perquisites. There were two meetings of the Compensation Committee during 2002.

        Compensation of Non-employee Directors.    Directors who are not employees of the Company ("Non-employee Directors") are paid $1,000 for attendance at each meeting of the Board of Directors; they are paid $500 for attendance at each meeting of a committee of the Board of Directors of which the director is a member. Effective January 1, 2003, the Chairperson of each committee is paid $750 for attendance at each Board committee meeting. In addition, each Non-employee Director receives an annual retainer of $18,000 (increased to $20,000 effective January 1, 2003), payable in advance in quarterly installments, and is reimbursed for expenses incurred in connection with Board service. Effective in January 2002 the Company adopted a practice of granting 1,000 shares of Common Stock to individuals who were members of the Company's Board of Directors during January of each year. Assuming shareholder approval of the 2002 Equity Compensation Plan at the Annual Meeting, in the future such grants will be made pursuant to the terms of that plan. Directors who are employees of the Company do not receive separate cash compensation for their service as directors.

Certain Business Relationships

        Mr. Maiwurm, a director of the Company, is a partner of Squire, Sanders & Dempsey L.L.P., which serves as counsel to the Company. The dollar amount of fees paid to Squire Sanders by the Company did not exceed 5% of Squire Sanders' gross revenues during its last full fiscal year.

EXECUTIVE COMPENSATION

        The following table shows the compensation received by each person who served as executive officers of the Company during 2002, and the executive officers that were serving as of December 31, 2002.

SUMMARY COMPENSATION TABLE

	Annual Compensation				All Other Compensation
Name, Principal Position and Period Ended December 31,	Salary ($)	Bonus ($)(a)	Other Annual Compensation		(c)(d)
John T. Grigsby, Jr., President and Chief Executive Officer(c)
2002	$213,461	$250,000	$4,900	(b)	$28,000
2001	$361,541	0	0		$28,958
2000	$67,693	0	0		$1,354
Marijo L. Ahlgrimm, Executive Vice President and Chief Financial Officer(d)
2002	$27,856	0	0		$6,964
2001	$180,768	$25,000	0		$36,802
2000	$173,984	0	0		$173,756

(a)
Cash bonuses are reported for the year of service for which the cash bonus was earned, even if pre-paid or paid in a subsequent year.

(b)
Represents the fair market value of 2,000 shares of Common Stock granted to Mr. Grigsby on January 15, 2002.

(c)
For a description of the terms of an employment agreement entered into between Mr. Grigsby and the Company, see the discussion under "Employment Contracts and Termination of Employment Arrangements" below. The amounts shown under "All Other Compensation" for Mr. Grigsby comprise the following:

2002	$28,000	Company match under the Company's Section 401(k) Plan
2001	$26,250	Company match under the Company's Section 401(k) Plan
	$2,708	Company Retirement Plan contribution for 2000 made in January 2001
2000	$1,354	Company match under the Company's Section 401(k) Plan
(d)
For a description of the terms of the employment arrangements between Ms. Ahlgrimm and the Company, see the discussion under "Employment Contracts and Termination of Employment

  Arrangements" below. The amounts shown under "All Other Compensation" for Ms. Ahlgrimm comprise the following:

2002	$6,964	Company match under the Company's Section 401(k) Plan
2001	$26,250	Company match under the Company's Section 401(k) Plan
	$10,552	Company Retirement Plan contribution for 2000 made in January 2001
2000	$2,660	Company match under the Company's Section 401(k) Plan
	$9,896	Company Retirement Plan contribution for 1999 made in September 2000
	$161,200	Severance payment made in accordance with bankruptcy proceedings

Option Grants in 2002 and Aggregated Option Exercises in 2002 and December 31, 2002 Option Values

        There were no option grants to any of the named executive officers identified in the Summary Compensation Table on page 6 of this Proxy Statement during the year ended December 31, 2002. There were no exercises of outstanding stock options held by any of the named executive officers identified in the Summary Compensation Table on page 6 of this Proxy Statement prior to December 18, 2000, upon which date any unexercised stock options were cancelled pursuant to Old Kaiser's bankruptcy Plan. There were no unexercised stock options outstanding for stock of the Company as of December 31, 2002.

Employment Contracts and Termination of Employment Arrangements

        John T. Grigsby, Jr. The Company entered into an employment agreement with Mr. Grigsby for his services as President and Chief Executive Officer of Kaiser Holdings commencing on the effective date of Old Kaiser's bankruptcy Plan, December 18, 2000. The length of employment will be for an "evergreen" period of twelve months, such that the remaining term of the agreement shall at all times be twelve months. In addition to delineating Mr. Grigsby's areas of responsibility, the agreement provides for a base annual salary of $400,000, subject to adjustment from time to time throughout its duration. Either party may terminate the agreement, with or without "cause" or "good reason", upon sixty (60) days' prior written notice. Effective January 1, 2002, Mr. Grigsby's salary was adjusted to $210,000. Mr. Grigsby is entitled to a bonus, up to a maximum of $500,000, based on the successful resolution of claims in the Old Kaiser bankruptcy proceedings. In September 2002, Mr. Grigsby's employment agreement was amended to provide for incentive compensation equal to 5% of (a) recoveries received after January 1, 2002 from certain claims, (b) assets made available to the Company from its captive insurance company in excess of $4 million, and (c) monies from the Company's claims reserve fund in excess of $9 million used to redeem the Company's Preferred Stock, provided that the total incentive compensation payable to Mr. Grigsby in connection with these achievements will not exceed $200,000.

        Marijo L. Ahlgrimm. Payments to Ms. Ahlgrimm set forth in the Summary Compensation Table through August 31, 2001 were made pursuant to an employment agreement with the Company that has expired. Effective September 1, 2001, Ms. Ahlgrimm became a variable part-time employee and is compensated at an hourly rate of $108 per hour.

REPORT OF COMPENSATION COMMITTEE

        Through November 2002, the Compensation Committee was comprised of Messrs. Bennett and Maiwurm (Chair). Effective December 1, 2002, the Board of Directors elected a new Compensation Committee of the Board of Directors comprised of Jon B. Bennett (Chair) and Frank E. Williams, Jr., neither of whom are, or have been, employees of the Company.

        The Company's employee compensation policy is tailored to its unusual circumstances, which involve principally the management and resolution of claims arising out of the continuing bankruptcy proceedings relating to Old Kaiser, negotiations and proceedings relating to the Nova Hut project, and participating in the affairs of Kaiser-Hill Company, LLC. The Company's goal is to retain a sufficient number of employees necessary to carry out these activities and evaluate other opportunities the Company may want to pursue. The Board of Directors and the Compensation Committee believe it is in the best interest of the Company to retain a small number of appropriately incentivized key employees knowledgeable of the business and affairs of Old Kaiser and the ongoing bankruptcy claims resolution process.

        The Compensation Committee reviews the annual salary, incentive compensation and other benefits paid to the President and Chief Executive Officer and other persons designated as executive officers under applicable SEC rules and regulations. In this connection, the Compensation Committee reviews employment agreements and other employment-related arrangements (both proposed and existing) with persons who are or will become executive officers.

        The Compensation Committee annually reviews and approves the compensation of the Company's President and Chief Executive Officer. Effective upon the effectiveness of the Bankruptcy Plan of Old Kaiser, the Company entered into an employment agreement with John T. Grigsby, Jr. as described on page 7 of this Proxy Statement. As described above, the Company determined that signing an employment agreement with Mr. Grigsby, and securing his services to the Company for an "evergreen" period of twelve months, was in the best interest of the Company and its stakeholders. The agreement recognized that the level of effort required on the part of Mr. Grigsby would likely be reduced with the passage of time, and expressly contemplated that Mr. Grigsby's base compensation would be adjusted by mutual agreement of Mr. Grigsby and the Board of Directors of the Company from time to time. Consistent with this understanding, Mr. Grigsby's base compensation was reduced from $400,000 per annum to $300,000 per annum effective June 30, 2001. Effective January 1, 2002, Mr. Grigsby's salary was further reduced to $210,000.

        Mr. Grigsby's agreement contemplated that an appropriate incentive compensation program would be put in place for Mr. Grigsby. In May 2001, Mr. Grigsby's employment agreement with the Company was amended to provide for incentive compensation equal to 5% of the amount by which total Class 4 Allowed Claims in Old Kaiser's bankruptcy proceeding are less than $150,000,000, provided that such incentive compensation would not exceed $500,000. Consistent with the Company's desire to incentivize Mr. Grigsby and align his interests with those of the shareholders, in September 2002 Mr. Grigsby's employment agreement was further amended to provide for incentive compensation equal to 5% of (a) recoveries received after January 1, 2002 from certain claims, (b) assets made available to the Company from its captive insurance company in excess of $4 million, and (c) monies from the Company's claims reserve fund in excess of $9 million used to redeem the Company's Preferred Stock, provided that the total incentive compensation payable to Mr. Grigsby in connection with these achievements will not exceed $200,000.

        In November 2002, in light of the progress made in resolution of Class 4 Allowed Claims in Old Kaiser's bankruptcy proceedings, the Compensation Committee approved payment to Mr. Grigsby of one-half of the bonus payable in connection with the resolution of such claims, or $250,000.

        Finally, the Company has adopted a practice of granting to Mr. Grigsby shares of Common Stock effective in January of each year, commencing in January of 2002. In January 2002 Mr. Grigsby was granted 2,000 shares of Common Stock, and effective January 2003 he was granted an additional 1,000 shares of Common Stock. It is currently anticipated that Mr. Grigsby and each member of the Board of Directors will continue to be granted 1,000 shares of Common Stock in January of each year. Assuming shareholder approval of the 2002 Equity Compensation Plan, in the future such grants will be made under that plan.

Submitted by the Compensation Committee

      Jon B. Bennett
      Frank E. Williams, Jr.

COMPENSATION COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee of the Board of Directors of Kaiser Holdings during January through November of 2002 was comprised of James J. Maiwurm and Jon B. Bennett, neither of whom were employees of the Company. James J. Maiwurm, currently a director of the Company, formerly held the position of President and Chief Executive Officer of Old Kaiser. Mr. Maiwurm ceased holding such positions on December 18, 2000, the effective date of Old Kaiser's bankruptcy Plan. Mr. Maiwurm, a director of the Company, is a partner of Squire, Sanders & Dempsey L.L.P., which serves as counsel to the Company.

        In November 2002, the Board of Directors elected a new Compensation Committee of the Board of Directors comprised of Jon B. Bennett as Chairperson and Frank E. Williams, Jr., neither of whom are, or have previously been, employees of the Company.

PROPOSAL 2—APPROVAL OF 2002 EQUITY COMPENSATION PLAN

General Information

        On September 20, 2002, the Board of Directors of the Company approved the Kaiser Group Holdings, Inc. 2002 Equity Compensation Plan (the "Equity Plan"), subject to approval by the shareholders. The purpose of the Equity Plan is to advance the long-term interest of the Company by (i) motivating key personnel by means of long-term incentive compensation, (ii) furthering the identity of interests of participants with those of the shareholders of the Company through the ownership and performance of Common Stock, and (iii) permitting the Company to attract and retain directors and key personnel upon whose judgment the successful conduct of the business of the Company largely depends. A copy of the Equity Plan is attached to this Proxy Statement as Exhibit A.

        The Equity Plan authorizes the granting of options, which may be either Incentive Stock Options as defined under Section 422 of the Code of 1986, as amended (the "Code") ("ISOs") or Non-Qualified Stock Options ("NQSOs"), stock appreciation rights ("SARs"), restricted stock awards ("RSAs"), phantom stock awards and performance shares to directors, eligible officers and key employees of the Company and its subsidiaries upon such terms and subject to the conditions set forth in the Equity Plan. The Equity Plan authorizes the issuance of shares, options and other equity instruments equivalent to 150,000 shares of Common Stock. Reference to an "Option" in this section means a NQSO or ISO.

        As described above under "Election of Directors—Information Regarding the Board of Directors—Compensation of Non-Employee Directors" and "Report of the Compensation Committee", the Company has adopted a practice of granting to each member of the Board of Directors (including the President and Chief Executive Officer, Mr. Grigsby) 1,000 shares of Common Stock in January of each year. Assuming shareholder approval of the Equity Plan, the Company plans to register with the

Securities and Exchange Commission the shares, options and other equity interests that may be granted under the Equity Plan, and future annual grants of shares to members of the Board of Directors will be made under the Equity Plan.

        At the present time, absent an expansion of the Company's business activities, the Company does not have plans to make grants under the Equity Plan that are materially in excess of the number of shares previously granted to members of the Board of Directors. However, the Board of Directors believes that grants to members of the Board of Directors and officers of the Company should be made pursuant to a plan approved by the shareholders that includes a cap on the number of shares, options and other equity interests that may be granted thereunder.

Summary Description of Equity Plan

        Administration.    The Equity Plan is administered under the supervision of the Compensation Committee of the Board of Directors (the "Committee").

        Eligibility.    Any Key Employee (as defined in the Equity Plan) or director of the Company is eligible to become a participant in the Equity Plan.

        Shares Available.    Subject to the provisions of the Equity Plan providing for proportional adjustments in the event of various changes in the capitalization of the Company, no more than the equivalent of 150,000 shares of authorized but unissued Common Stock may be issued pursuant to the Equity Plan. Any shares of Common Stock that are not issued prior to the expiration of such awards will again be available for award under the Equity Plan, provided, however, that any portion of any award that has been settled by the payment of cash or the issuance of shares of Common Stock, or a combination thereof, shall not be available for re-grant under the Equity Plan.

        Adjustments.    The Equity Plan provides for adjustments in the number of shares subject to the Equity Plan and subject to outstanding ISOs, NQSOs, SARs, RSAs, phantom stock awards, or performance shares at the direction of the Committee, in the event of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporation structure or shares of the Company.

        Termination and Amendments.    The Board of Directors may terminate or amend the Equity Plan at any time. Except as provided under "Adjustments" above, no amendment will, without the approval of the shareholders: (a) materially increase the benefits accruing to participants under the Equity Plan, (b) materially increase the number of shares of Common Stock which may be issued under the Equity Plan, or (c) materially modify the requirements as to eligibility for participation in the Equity Plan. Moreover, no action may be taken by the Company (without the consent of the participant) that will impair the validity of any award then outstanding or that will prevent any ISOs issued or to be issued under this Equity Plan from being "incentive stock options" as defined under Section 422 of the Code or any successor provision.

        Stock Options.    Stock option awards may be granted in the form of ISOs and NQSOs. An option shall be exercisable in whole or in such installments as may be determined by the Committee; provided, however, that no stock option shall be exercisable more than ten years after the date of grant. The Committee shall establish the exercise price of the stock option, but such price may not be less than the per share fair market value of the Common Stock on the date of the grant, subject to certain adjustments.

        Stock options issued in the form of ISOs are also subject to certain additional limitations. ISOs shall be granted only to employees and must be granted within ten years of the date of the Equity Plan. The aggregate fair market value of Common Stock with respect to which ISOs may become exercisable by an employee in any calendar year may not exceed $100,000 or such other number as may be applicable under the Code. Any incentive stock option granted to an employee who owned shares of the Company possessing more than 10% of the combined voting power of all classes of shares of the Company, or of a parent or subsidiary of the Company, shall have an option price that is at least one hundred ten percent (110%) of the fair market value of the shares and shall not be exercisable after five years from the date of grant.

        Upon exercise, a participant may pay the option exercise price of an ISO or NQSO in cash, or shares of Common Stock, SARs or a combination of the foregoing, or such other consideration as the Committee may deem appropriate.

        Stock Appreciation Rights.    The Committee may grant participants SARs unrelated to options or related to options granted under the Equity Plan. Upon exercise of a SAR, the participant is entitled to receive payment of an amount equal to the appreciation in market value of the shares as to which the SAR is awarded, as measured by the difference between the price of such shares stated in the award (or option exercise price if the SAR is related to an option) and the fair market value of such shares at the date of exercise.

        Restricted Stock Awards.    The Committee may grant participants RSAs of shares of Common Stock. RSAs shall be subject to such terms, conditions, restrictions or limitations as the Committee deems appropriate, including restrictions on transferability, requirements of continued employment or individual performance or the financial performance of the Company. The Committee may grant to the participant to whom such restricted shares are awarded all or any of the rights of a shareholder with respect to such shares, including the right to vote the shares and receive dividends.

        Phantom Stock.    The Committee may grant participants phantom stock awards, which entitle the participant to receive the market value or the appreciation in value of an equivalent number of shares of Common Stock on a settlement date determined by the Committee. The Committee may, consistent with the Equity Plan, determine such other terms, conditions, restrictions or limitations, if any, on any phantom stock award.

        Performance Shares.    The Committee may grant participants performance shares, which entitle the participant to receive a certain number of shares of Common Stock based upon the participant's attainment of a predetermined performance target. The Committee may, consistent with the Equity Plan, determine such other terms, conditions, restrictions or limitations, if any, on any award of performance shares.

  Change in Control.

          Stock Options.    In the event of a "change in control" of the Company, ISOs or NQSOs not otherwise exercisable shall become fully exercisable and, in the discretion of the Committee, (a) the options shall be assumed, or an equivalent option substituted, by any successor corporation to the Corporation, or (b) the Company shall make provisions for the Participant to exercise the options for a minimum of ten days prior to the change in control as to all shares subject to the options.

          Stock Appreciation Rights.    In the event of a "change in control" of the Company, SARs that are related to options shall become exercisable to the extent that the related stock option is exercisable. SARs that are unrelated to options that are not otherwise exercisable shall become fully exercisable upon such change of control.

          Restricted Stock Awards.    In the event of a "change of control" of the Company, all restrictions previously established with respect to RSAs will conclusively be deemed to have been satisfied, and participants will be entitled to have issued to them the shares of Common Stock described in the applicable award agreement.

          Phantom Stock Awards.    In the event of a "change of control" of the Company, all restrictions previously established with respect to phantom stock awards will conclusively be deemed to have been satisfied, and participants will be entitled to receive payment of cash or Common Stock as described in the applicable award agreement.

          Performance Shares.    In the event of a "change of control" of the Company, all previously established performance targets with respect to performance shares will conclusively be deemed to have been met, and participants will be entitled to have issued to them the pro-rata portion of the shares of Common Stock and/or cash as described in the applicable award agreement.

        Payment.    Except as otherwise set forth above, the award agreements may provide that payment of awards may be made in cash, Common Stock, a combination of cash and Common Stock, or any other form of property as the Committee shall determine. Further, the award agreements may provide for payment in the form of a lump sum or installments, as determined by the Committee.

        Federal Income Tax Effects of Incentive Stock Options.    Counsel for the Company has advised that for federal income tax purposes, under the existing statutes, regulations, and authorities:

          (a)  No taxable income will result to an employee upon the grant of an ISO. Upon the exercise of an ISO, any excess of the fair market value of the Common Stock over the option price is a tax preference item that may result in the imposition of the alternative minimum tax in the year of exercise. However, if any of such shares are disposed of by the employee in a disqualifying disposition in the same taxable year as the exercise, there will be no item of tax preference as to such disposed shares, although the optionee will recognize ordinary income as discussed below in paragraph (c). In cases where the exercise of the option does produce an item of tax preference, the basis of the shares of Common Stock for purposes of the alternative minimum tax will include the amount of such tax preference item.

          (b)  On the subsequent sale of the shares of Common Stock acquired by the exercise of an ISO, gain or loss will be recognized in an amount equal to the difference between the amount realized on the sale and the employee's tax basis in the shares of Common Stock sold. The tax basis of the shares of Common Stock acquired solely for cash will be equal to the amount of cash paid. If an ISO is exercised using previously acquired stock (or stock and cash) in payment, the employee's tax basis for the number of the shares of Common Stock received equal to the number used in payment shall be the same as the employee's basis in the stock used as payment. The employee's aggregate tax basis in any additional shares of Common Stock received will be equal to the amount of cash paid (if any).

          (c)  If a disposition of the shares of Common Stock does not take place until more than two years after grant and more than one year after exercise of the option, any gain or loss realized will be treated as long-term capital gain or loss. Under such circumstances, the Company will not be entitled to a deduction for income tax purposes in connection with the exercise of the option. If a disposition occurs within two years after grant or one year after exercise of the option, the difference between the fair market value of the Common Stock on the date of exercise (or, in certain cases, the amount realized on disposition if less than the market value on the date of exercise) and the employee's tax basis in the shares of Common Stock sold is taxable as compensation income to the employee and is deductible by the Company for federal income tax purposes. Any additional amount realized on the disposition will be taxed as either long-term or short-term capital gain.

          (d)  If the option price of an ISO is paid by using shares of Common Stock which were themselves acquired upon the exercise of an ISO ("Payment Shares") and the Payment Shares have not been held for more than one year from exercise and two years from grant, the transfer of such Payment Shares to exercise an ISO will be treated as a "disposition" of such Payment Shares.

  Upon such disposition, the excess of the fair market value of the Payment Shares on the date they had originally been acquired (or, if less, the fair market value of the Payment Shares on the date of disposition) over the employee's tax basis in such Payment Shares is taxable as compensation income to the employee and is deductible by the Company.

        Federal Income Tax Effects of Nonstatutory Stock Options.    Counsel for the Company has advised that for federal income tax purposes, under the existing statutes, regulations, and authorities:

          (a)  No taxable income will result to an employee upon the grant of a NQSO.

          (b)  Upon the exercise of a NQSO by an employee, the employee will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock at the date of exercise over the option price. If payment of the option price is made by delivering shares of Common Stock with a fair market value equal to such option price, the employee will realize ordinary income in an amount equal to the fair market value of the "additional shares" received (i.e., the excess of the number of shares of Common Stock received over the number surrendered) less any cash paid on exercise of the option (which is the same amount of ordinary income as if the option price were paid entirely in cash). Such ordinary income constitutes compensation income subject to withholding, and is deductible by the Company on its tax return.

          (c)  On the subsequent sale of the shares of Common Stock, gain or loss will be recognized in an amount equal to the difference between the tax basis thereof and the amount realized on such sale. The tax basis of the shares of Common Stock acquired by a cash payment of the option price (and the tax basis of any "additional shares" received where the option price is paid by delivering shares of Common Stock) will be the fair market value thereof on the date of exercise. The tax basis of the shares of Common Stock received equal in number to those surrendered where the option price is paid by delivering shares of Common Stock will be the same as that of the shares of Common Stock surrendered. If the shares of Common Stock are held for more than one year, any such gain or loss will be treated as long-term capital gain or loss.

        Federal Income Tax Effects of Stock Appreciation Rights.    As to SARs, counsel for the Company has advised that for federal income tax purposes, under the existing statutes, regulations, and authorities:

          (a)  No taxable income will result upon the grant of a SAR.

          (b)  If an employee surrenders either an ISO or a NQSO or portion thereof upon the exercise of a SAR, the employee will recognize compensation income (subject to withholding) in an amount equal to the sum of the cash received and the fair market value of the Common Stock received. The Company will be entitled to a deduction in the same amount.

          (c)  On the subsequent sale of the shares of Common Stock acquired by exercise of a SAR, gain or loss will be recognized in an amount equal to the difference between the fair market value of the Common Stock on the date of exercise and the amount realized on such sale. If the shares of Common Stock are held for more than one year, any such gain or loss will be treated as long-term capital gain or loss.

        Federal Income Tax Effects of Restricted Stock Awards.    As to RSAs, counsel for the Company has advised that for federal income tax purposes, under the existing statutes, regulations, and authorities:

          (a)  No taxable income will result to an employee upon the grant of a RSA.

          (b)  The employee would generally realize compensation income (subject to withholding) in the year the shares of Common Stock covered by the award become free of restrictions, in an amount equal to the fair market value of the shares on the date they become free of restrictions.

          (c)  The Company would receive an equivalent deduction.

          (d)  If the employee later sells the stock, any further gain would be capital gain.

          (e)  An employee may elect, pursuant to Section 83(b) of the Code, to be taxed with respect to a RSA at the time of grant, based on the value of the Common Stock at such time. Such election must be filed within thirty (30) days of the grant. If such an election is filed, the Company will be entitled to an equivalent deduction at such time.

        Federal Income Tax Effects of Phantom Stock Awards.    As to phantom stock, counsel for the Company has advised that for federal income tax purposes, under the existing statutes, regulations, and authorities,

          (a)  No taxable income will result to a participant upon the grant of a phantom stock award.

          (b)  The employee would generally realize compensation income (subject to withholding) in the year in which the settlement date of the phantom stock award occurs, in an amount equal to the sum of the cash received and the fair market value of any shares of Common Stock received.

          (c)  The Company would receive an equivalent deduction.

        Federal Income Tax Effects of Performance Shares.    As to performance shares, counsel for the Company has advised that for federal income tax purposes, under the existing statutes, regulations, and authorities:

          (a)  No taxable income will result to a participant upon the grant of a performance shares.

          (b)  The employee will recognize compensation income (subject to withholding) in an amount equal to the sum of the cash received and the fair market value of any shares of Common Stock received.

          (c)  The Company will be entitled to a deduction in the same amount.

        Awards Under the Equity Plan.    No awards of ISOs, NQSOs, SARs, RSAs, phantom stock awards or performance share awards have been issued under the Equity Plan prior to the solicitation of shareholder approval.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE 2002 EQUITY COMPENSATION PLAN. AN AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE ANNUAL MEETING IS REQUIRED FOR APPROVAL OF THIS PROPOSAL.

AUDIT COMMITTEE REPORT AND INDEPENDENT ACCOUNTANT

  Audit Committee Report.

        The Audit Committee has reviewed and discussed with the Company's management and PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") the audited consolidated financial statements of the Company contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2002. The Audit Committee has also discussed with PricewaterhouseCoopers the matters required to be discussed pursuant to SAS No. 61—Codification of Statements on Auditing Standards, AU Section 380, as modified or supplemented, which includes, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements.

        The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with PricewaterhouseCoopers its independence from the Company.

        The Company's Audit Committee has not yet enacted pre-approval policies and procedures for audit and non-audit services. Therefore, the disclosure herein does not include pre-approval policies and procedures and related information. However, consistent with rules presently in effect and to become effective later this year, the Company is disclosing below fees paid to PricewaterhouseCoopers during the past two fiscal years under the heading "Independent Accountant's Fees." The Audit Committee has considered and determined that the provision of services represented by the fees disclosed below is compatible with maintaining the independence of PricewaterhouseCoopers.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the SEC on March 31, 2003.

Submitted by the Audit Committee

      Frank E. Williams, Jr.
      Jon B. Bennett
      James J. Maiwurm

The information contained in the above report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

  Independent Accountant's Fees.

        Aggregate fees for professional services rendered by PricewaterhouseCoopers as of or for the years ended December 31, 2002 and 2001, were:

	Fiscal 2002	Fiscal 2001
Audit Fees
Annual audit of Kaiser Group Holdings, Inc.**	$70,000	$70,750
Audit of Kaiser Netherlands, BV**	—	28,070
Quarterly review procedures**	27,375	29,865
Registration Statement on Form S-4	31,350	—

	128,725	128,685

Audit Related Fees
Employee benefit plans		43,250
HR consulting—Czech Republic	—	7,887

	—	51,137

Tax Fees
Tax compliance work	—	300,000
Expatriate tax services	6,323	31,140
Tax consulting—Czech Republic	13,470	4,685
Other	—	1,365

	19,793	337,190

All Other Fees	—	—
Financial Information Systems Design and Implementation Fees	—	—

Total	$148,518	$517,012

**
The amounts included in Audit Fees are the fees billed for the respective years for the annual audit of the Company's financial statements and the review of quarterly financial statements and regulatory filings. The amounts included in each of the other categories are the fees billed in the respective years.

  Presence at Annual Meeting.

        A representative of PricewaterhouseCoopers will be present at the Annual Meeting. The representative will be given an opportunity to make a statement if he or she desires to do so and will be available to answer appropriate questions from shareholders.

COMPARISON OF TOTAL SHAREHOLDER RETURN

Comparison of 5 Year Cumulative Total Return
Assumes Initial Investment of $100
December 2002

        The graph plots cumulative total return on a $100 investment in Kaiser Group Holdings, Inc. Common Stock for the past five years. The S&P 500 Index and group of peer issuers are shown for comparison and include reinvestment of dividends where applicable. The peer issuers were selected because of the similarity of business elements and contracts held with the U.S. Department of Energy. These peer issuers include the following six companies: Flour Corporation, Foster Wheeler Ltd., Jacobs Engineering Group, Inc., The Shaw Group, Inc., TRC Companies, Inc. and Washington Group International, Inc.

	Cumulative Total Return
	1998	1999	2000	2001	2002
Kaiser Group Holdings, Inc.	$33.82	$8.82	$0.35	$1.72	$2.36
S&P 500	$210.84	$255.22	$231.98	$166.24	$97.11
Peer Issuers Only	$63.62	$64.19	$49.66	$79.30	$89.89
Peer Issuers plus Kaiser Group Holdings, Inc.	$63.27	$63.47	$49.02	$78.83	$89.09

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The U.S. Securities and Exchange Commission (the "SEC") requires public companies to tell their shareholders when certain persons fail to report their transactions in the company's equity securities to the SEC on a timely basis. Based upon a review of SEC Forms 3, 4, and 5 furnished to the Company, and based on representations that no Forms 3, 4, and 5 other than those already filed were required to be filed, the Company believes that all Section 16(a) filing requirements applicable to officers, directors and beneficial owners of more than 10% of the equity securities of Kaiser Holdings were timely met during the year ended December 31, 2002.

OTHER MATTERS

        The 2004 Annual Meeting of Shareholders of the Company has not yet been scheduled, but is presently expected to be held during May or June 2004.

  Director Nominations.

        Nominations of persons for election as directors of the Company may be made by or at the direction of the directors, by any nominating committee or other person appointed by the directors, or by any shareholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in Section 2.2 of the Company's Bylaws. Such nominations, other than those made by or at the direction of the directors, must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder's notice must be received at the Company's principal executive offices, 9302 Lee Highway, Fairfax, Virginia 22031, not less than 60 days nor more than 90 days prior to the meeting. In the event that less than 75 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, to be timely the notice must be received not later than the close of business on the fifteenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. A shareholder's notice of nomination must set forth:

          (a)  as to each person who is not an incumbent director whom a shareholder proposes to nominate for election or re-election as a director:

              (i)  the name, age, business address, and residence address of such person,

            (ii)  the principal occupation or employment of such person,

            (iii)  the class and number of shares of capital stock of the Company which are beneficially owned by such person, and

            (iv)  any other information relating to such person that is required to be disclosed in solicitation for proxies for elections of directors pursuant to the rules and regulations of the SEC under the Securities Exchange Act of 1934, as amended, and

          (b)  as to the shareholder giving the notice:

              (i)  the name and record address of such shareholder, and

            (ii)  the class and number of shares of capital stock of the Company which are beneficially owned by such shareholder.

        Such notice shall be accompanied by the written consent of each proposed nominee to serve as a director of the Company if elected. The Company may require any proposed nominee to furnish such other information as reasonably may be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. Persons nominated by shareholders for election as a director will not be eligible to serve as a director unless nominated in accordance with the foregoing procedures.

  Shareholder Proposals and Other Business.

        Shareholders interested in submitting a proposal for inclusion in the proxy materials for the 2004 Annual Meeting of Shareholders may do so by following the procedures prescribed in SEC Rule 14a-8 and Section 1.4 of the Company's Bylaws. To be properly brought before a meeting of shareholders, business must be (a) specified in the notice of the meeting given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. In addition to the requirements of SEC Rule 14a-8, for business to be properly brought before a meeting of shareholders by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, such notice must be received at the Company's principal executive offices, 9302 Lee Highway, Fairfax, Virginia 22031, not less than 60 days nor more than 90 days prior to the meeting. In the event that less than 75 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, to be timely notice must be received by the Company not later than the close of business on the fifteenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. A shareholder's notice with respect to other business to be brought before the 2004 Annual Meeting by such shareholder must set forth as to each matter of business:

          (a)  a brief description of such business and the reasons for conducting it at the meeting,

          (b)  the name and address of the shareholder proposing such business,

          (c)  the class, series, and number of shares of the capital stock of the Company beneficially owned by such shareholder, and

          (d)  any material interest of such shareholder in such business.

Proxy Solicited on Behalf of the Board of Directors of the Company for the
Annual Meeting of Shareholders on Wednesday, May 7, 2003

P R O X Y	The undersigned hereby constitutes and appoints Jon B. Bennett and Frank E. Williams, Jr. and each of them, his true and lawful agents and proxies with full powers of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of KAISER GROUP HOLDINGS, INC., 9302 Lee Highway, Fairfax, Virginia on Wednesday, May 7, 2003, at 10:30 a.m., and at any adjournments thereof, on all matters coming before said meeting.

This Proxy, when properly executed, will be voted in the manner directed by the Shareholder. If no direction is given, this Proxy will be voted FOR all nominees listed in item 1 and FOR item 2, approval of the 2002 Equity Compensation Plan
☒	Please mark your votes as in this example

The Board of Directors recommends a vote FOR the election of each director.

		FOR all nominees (except as marked to the contrary	WITHHELD AUTHORITY to vote for all nominees
1.	ELECTION OF DIRECTORS	☐	☐	Jon B. Bennett John T. Grigsby, Jr. James J. Maiwurm and Frank E. Williams, Jr.
(Instruction: If you wish to withhold authority to vote for any individual nominee, line through the nominee's name listed above.)
		FOR	AGAINST	ABSTAIN
2.	APPROVAL OF THE 2002 EQUITY COMPENSATION PLAN	☐	☐	☐

NOTE:    Please sign the full name in which your stock is registered. Joint owners must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

SIGNATURE(S)	DATE

EXHIBIT A

KAISER GROUP HOLDINGS, INC.
2002 EQUITY COMPENSATION PLAN
(Adopted September 20, 2002; Approved by Shareholders                        , 2003)

1.    Purpose

        The purpose of the Plan is to advance the long-term interests of Kaiser Group Holdings, Inc. by (i) motivating key personnel by means of long-term incentive compensation, (ii) furthering the identity of interests of participants with those of the shareholders of the Corporation through the ownership and performance of the Common Stock of the Corporation, and (iii) permitting the Corporation to attract and retain directors and key personnel upon whose judgment the successful conduct of the business of the Corporation largely depends. Toward this objective, the Committee may grant stock options, stock appreciation rights, restricted stock awards, phantom stock and/or performance shares to key employees of, and consultants to, the Corporation and its Subsidiaries, and to non-employee directors of the Corporation, on the terms and subject to the conditions set forth in the Plan.

2.    Definitions

        2.1  "Administrative Policies" means the administrative policies and procedures adopted and amended from time to time by the Committee to administer the Plan.

        2.2  "Award" means any form of stock option, stock appreciation right, restricted stock award, phantom stock or performance share granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions and limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

        2.3  "Award Agreement" means a written agreement with respect to an Award between the Corporation and a Participant establishing the terms, conditions, restrictions and limitations applicable to an Award. To the extent an Award Agreement is inconsistent with the terms of the Plan, the Plan shall govern the rights of the Participant thereunder.

        2.4  "Board" means the Board of Directors of the Corporation.

        2.5  "Change In Control" means a change in control of the Corporation of a nature that would be required to be reported (assuming such event has not been previously reported) in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act (or a successor provision thereto), provided that, without limitation, a Change In Control shall be deemed to have occurred at such time after September 20, 2002 as (i) any "person", within the meaning of Section 14(d) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation's then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof unless the election or the nomination for election, by the Corporation's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

        2.6  "Change In Control Price" means the higher of (i) the mean of the high and low trading prices for the Corporation's Common Stock on the Stock Exchange on the date of determination of the Change In Control or (ii) the highest price per share actually paid for the Common Stock in connection with the Change In Control of the Corporation.

        2.7  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        2.8  "Committee" means the Compensation Committee of the Board, or such other committee designated by the Board, authorized to administer the Plan under Section 3 hereof. The Committee, in its discretion, may delegate to a senior executive officer of the Corporation all or part of the Committee's authority and duties with respect to Awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. In the event of any such delegation, references herein to the "Committee" shall, to the extent of such permitted delegation, be deemed to be references to such senior executive officer as well. The Committee may revoke or amend the terms of a delegation at any time, but such action shall not invalidate any prior actions of any such senior executive officer that were consistent with the terms of the Plan.

        2.9  "Common Stock" means Common Stock, par value $.01, of the Corporation.

      2.10  "Corporation" means Kaiser Group Holdings, Inc.

      2.11  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      2.12  "Key Employee" means an employee of the Corporation or a Subsidiary who holds a position of responsibility in a managerial, administrative or professional capacity, or a consultant to the Corporation, in either case whose performance, as determined by the Committee in the exercise of its sole and absolute discretion, can have a significant effect on the growth, profitability and success of the Corporation.

      2.13  "Participant" means any individual to whom an Award has been granted by the Committee under this Plan.

      2.14  "Plan" means the Kaiser Group Holdings, Inc. 2002 Equity Compensation Plan, as amended from time to time.

      2.15  "Stock Exchange" means the exchange, automatic quotation system or such other market price reporting system on which the Common Stock is traded or quoted designated by the Committee after it determines that such other system is both reliable and reasonably accessible.

      2.16  "Subsidiary" means a corporation or other business entity in which the Corporation directly or indirectly owns fifty percent (50%) or more of the voting equity.

3.    Administration

        (a)  The Plan shall be administered under the supervision of the Committee composed of not less than two directors, each of whom shall be a "Non-Employee Director" under Rule 16b-3 under the Exchange Act or any successor rule or act.

        (b)  Members of the Committee shall serve at the pleasure of the Board of Directors, and may resign by written notice filed with the Chairman or the Secretary of the Corporation.

        (c)  A vacancy in the membership of the Committee shall be filled by the appointment of a successor member by the Board of Directors. Until such vacancy is filled, the remaining members shall constitute a quorum and the action at any meeting of a majority of the entire Committee, or an action unanimously approved in writing, shall constitute action of the Committee. Subject to the express provisions of this Plan, the Committee shall have conclusive authority to construe and interpret the Plan, any Award Agreement entered into hereunder and to establish, amend and rescind Administrative Policies for the administration of this Plan and shall have such additional authority as the Board of Directors may from time to time determine to be necessary or desirable.

4.    Eligibility

        Any Key Employee or director of the Corporation is eligible to become a Participant in the Plan.

5.    Shares Available

        (a)  Shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares. Subject to the adjustments provided for in Sections 17 and 18 hereof:

            (i)  The maximum number of shares of Common Stock available for grant of Awards under the Plan during shall be 150,000;

          (ii)  Not more than 125,000 shares of Common Stock shall be available for the award of incentive stock options under the Plan; and

          (iii)  The maximum number of shares that may be covered by stock options granted under the Plan to any Participant in any one calendar year shall be 35,000.

        (b)  For purposes of calculating the number of shares of Common Stock deemed to be granted hereunder, each Award, whether denominated in stock options, stock appreciation rights, restricted stock, performance shares or phantom stock, shall be deemed to be a grant of a number of shares of Common Stock equal to the number of shares represented by the stock options, shares of restricted stock, performance shares, shares of phantom stock or stock appreciation rights set forth in the Award, provided, however:

            (i)  in the case of any Award as to which the exercise of one right nullifies the exercisability of another (including, by way of illustration the grant of a stock option with Tandem SARs (as hereinafter defined)), the number of shares deemed to have been granted shall be the maximum number of shares (and/or cash equivalents) that could have been acquired upon the maximum exercise or settlement of the Award; and

          (ii)  in the case of performance share awards providing for payments in excess of 100% of the number of shares set forth in the Award Agreement, the number of shares granted shall be deemed to be the maximum number of shares (and/or the cash equivalent thereof) issuable under the Award at the highest level of performance.

        (c)  Any shares for which an Award is granted hereunder that are released from such Award for any reason shall become available for other Awards to be granted under the Plan. Notwithstanding the foregoing, for purposes of calculating the number of shares available for regrant in any year, the portion of any Award that has been settled by the payment of cash or the issuance of shares of Common Stock, or a combination thereof, shall not be available for re-grant under the Plan, irrespective of the value of the settlement or the method of its payment. The settlement of an Award shall not be deemed to be the grant of an Award hereunder.

6.    Term

        The Plan shall become effective as of September 20, 2002 subject to approval of the Plan by the Corporation's shareholders. No Awards shall be exercisable or payable before approval of the Plan has been obtained from the Corporation's shareholders. Any Award made under the Plan prior to the date of approval by the shareholders shall be void if shareholder approval is not obtained.

7.    Participation

        The Committee shall select, from time to time, Participants from directors and those Key Employees who, in the opinion of the Committee, can further the Plan's purposes, and the Committee shall determine the type or types of Awards to be made to the Participant. The terms, conditions and restrictions of each Award shall be set forth in an Award Agreement.

8.    Stock Options

        (a)    Grants.    Awards may be granted in the form of stock options. Stock options may be incentive stock options within the meaning of section 422 of the Code or non-statutory stock options (i.e., stock options which are not incentive stock options), or a combination of both, or any particular type of tax advantage option authorized by the Code from time to time.

        (b)    Terms and Conditions of Options.    An option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee; provided, however, that no stock option shall be exercisable more than ten (10) years after the date of grant thereof. The option exercise price shall be established by the Committee, but such price shall not be less than the per share fair market value of the Common Stock, as determined by the Committee, on the date of the stock option's grant subject to adjustment as provided in Sections 17 or 18 hereof.

        (c)    Restrictions Relating to Incentive Stock Options.    Stock options issued in the form of incentive stock options shall, in addition to being subject to all applicable terms, conditions, restrictions and/or limitations established by the Committee, comply with section 422 of the Code. Incentive Stock Options shall be granted (i) only to employees of the Corporation and its subsidiaries within the meaning of section 424 of the Code and (ii) within ten (10) years after the date of adoption of this Plan. The aggregate fair market value (determined as of the date the option is granted) of shares with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year (under this Plan or any other plan of the Corporation or any Subsidiary which provides for the granting of incentive stock options) may not exceed $100,000 or such other number as may be applicable under the Code from time to time. Any incentive stock option that is granted to any employee who is, at the time the option is granted, deemed for purposes of section 422 of the Code, or any successor provision, to own shares of the Corporation possessing more than ten percent of the total combined voting power of all classes of shares of the Corporation or of a parent or subsidiary of the Corporation, shall have an option exercise price that is at least one hundred ten percent (110%) of the fair market value of the shares at the date of grant and shall not be exercisable after the expiration of five years from the date it is granted.

        (d)    Additional Terms and Conditions.    The Committee may, by way of the Award Agreement or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, on any stock option Award, provided they are not inconsistent with the Plan.

        (e)    Payment.    Upon exercise, a Participant may pay the option exercise price of a stock option in cash or shares of Common Stock, Stock Appreciation Rights or a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Common Stock and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a stock option.

9.    Stock Appreciation Rights

        (a)    Grants.    Awards may be granted in the form of stock appreciation rights ("SARs"). SARs shall entitle the recipient to receive a payment equal to the appreciation in market value of a stated number of shares of Common Stock from the price stated in the Award Agreement to the market value of the Common Stock on the date of exercise or surrender. An SAR may be granted in tandem with all or a portion of a related stock option under the Plan ("Tandem SARs"), or may be granted separately ("Freestanding SARs"). A Tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. An SAR may be exercised no sooner than six months after it is granted. In the case of SARs granted in tandem with stock options granted prior to the grant of such SARs, the appreciation in value shall be appreciation from the option exercise price of such related stock option to the market value of the Common Stock on the date of exercise.

        (b)    Terms and Conditions of Tandem SARs.    Subject to limitations contained in the preceding paragraph, a Tandem SAR shall be exercisable to the extent, and only to the extent, that the related stock option is exercisable. Upon exercise of a Tandem SAR as to some or all of the shares covered by an Award, the related stock option shall be cancelled automatically to the extent of the number of SARs exercised, and such shares shall not thereafter be eligible for grant under Section 5 hereof.

        (c)    Terms and Conditions of Freestanding SARs.    Freestanding SARs shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The base price of a Freestanding SAR shall also be determined by the Committee; provided, however, that such price shall not be less that the fair market value of the Common Stock, as determined by the Committee, on the date of the award of the Freestanding SAR.

        (d)    Deemed Exercise.    The Committee may provide that an SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR, if at such time the SAR by its terms is otherwise exercisable and, if so exercised, would result in a payment to the participant.

        (e)    Additional Terms and Conditions.    The Committee may, consistent with the Plan, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, on any SAR Award, including but not limited to determining the manner in which payment of the appreciation in value shall be made.

10.  Restricted Stock Awards

        (a)    Grants.    Awards may be granted in the form of Restricted Stock Awards. Restricted Stock Awards shall be awarded in such numbers and at such times as the Committee shall determine.

        (b)    Award Restrictions.    Restricted Stock Awards shall be subject to such terms, conditions, restrictions, or limitations as the Committee deems appropriate including, by way of illustration but not by way of limitation, restrictions on transferability, requirements of continued employment or individual performance or the financial performance of the Corporation. The Committee may modify, or accelerate the termination of, the restrictions applicable to a Restricted Stock Award under such circumstances as it deems appropriate.

        (c)    Rights as Shareholders.    During the period in which any restricted shares of Common Stock are subject to the restrictions imposed under the preceding paragraph, the Committee may, in its discretion, grant to the Participant to whom such restricted shares have been awarded all or any of the rights of a shareholder with respect to such shares, including, by way of illustration but not by way of limitation, the right to vote such shares and to receive dividends.

        (d)    Evidence of Award.    Any Restricted Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

11.  Phantom Stock

        (a)    Grants.    Awards may be granted in the form of Phantom Stock Awards. Phantom Stock Awards shall entitle the Participant to receive the market value or the appreciation in value of an equivalent number of shares of Common Stock on a settlement date determined by the Committee.

        (b)    Additional Terms and Conditions.    The Committee may, consistent with the plan, by way of Award Agreement or otherwise, determine such other terms, conditions, restrictions or limitations, if any, on any Award of Phantom Stock.

12.  Performance Shares

        (a)    Grants.    Awards may be granted in the form of performance shares. "Performance Shares" means interests the entitlement to which is based upon the attainment of predetermined Performance Targets as hereinafter defined during a Performance Period as hereinafter defined. At the end of the Performance Period, Performance Shares shall be converted into Common Stock (or Common Stock and cash, as determined by the Award Agreement) and distributed to Participants based upon such entitlement.

        (b)    Performance Criteria.    The Committee may grant an Award of Performance Shares to Participants as of the first day of each Performance Period. As used herein, the term "Performance Period" means the period during which a Performance Target is measured and the term "Performance Target" means the predetermined goals established by the Committee. A Performance Target will be established at the beginning of each Performance Period. If at the end of the Performance Period, the Performance Target is fully met, the Performance Shares will be converted 100% into shares of Common Stock (or the cash equivalent thereof, as determined by the Award Agreement) and issued to the Participant. Award payments in excess of 100% shall be permitted based upon an attainment in excess of 100% of the Performance Target. If the Performance Target has not been fully met, Performance Shares will be converted and delivered only to the extent, if any, provided at the time of the grant of such Award for conversion based upon partial attainment of the Performance Target and the balance of the Performance Shares will be forfeited to the Corporation and available for reissuance pursuant to Section 5 hereof. Award payments made in cash rather than the issuance of Common Stock shall not, by reason of such payment in cash, result in additional shares being available for reissuance pursuant to Section 5 hereof.

        (c)    Additional Terms and Conditions.    The Committee may, consistent with the terms of this Plan, by way of the Award Agreement or otherwise, determine the manner of payment of Awards of Performance Shares and other terms, conditions, restrictions or limitations, if any, on any Award of Performance Shares.

13.  Payment of Awards

        Except as otherwise provided herein Award Agreements may provide that, at the discretion of the Committee, payment of Awards may be made in cash, Common Stock, a combination of cash and Common Stock, or any other form of property as the Committee shall determine. Further, the terms of Award Agreements may provide for payment of Awards in the form of a lump sum or installments, as determined by the Committee.

14.  Dividends and Dividend Equivalents

        If an Award is granted in the form of a Restricted Stock Award, Phantom Stock Award or a Freestanding SAR, the Committee may choose, at the time of the grant of the Award, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner and at such time as the Committee shall determine. All dividends or dividend equivalents which are not paid currently may, at the Committee's discretion, accrue interest or be reinvested into additional shares of Common Stock.

15.  Termination of Employment

        The Committee may adopt Administrative Policies determining the entitlement of Participants who cease to be employed by either the Corporation or Subsidiary whether because of death, disability, resignation, termination or retirement pursuant to an established retirement plan or policy of the

Corporation or of its applicable Subsidiary. Such matters may also be dealt with under the terms of Award Agreements.

16.  Assignment and Transfer

        The rights and interests of a Participant under the Plan may not be assigned, encumbered or transferred except (a) in the event of the death of a Participant, by will or the laws of descent and distribution, and (b) as may be explicitly set forth in an Award Agreement.

17.  Adjustments Upon Changes in Capitalization

        In the event of any change in the outstanding shares of Common Stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or shares of the Corporation, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the shares issuable pursuant to then outstanding Awards (and the exercise price of any outstanding stock options) shall be appropriately adjusted by the Committee, whose determination shall be final.

18.  Extraordinary Distributions and Pro-Rata Repurchases

        In the event the Corporation shall at any time when an Award is outstanding make an Extraordinary Distribution (as hereinafter defined) in respect of Common Stock or effect a ProRata Repurchase of Common Stock (as hereinafter defined), the Committee shall consider the economic impact of the Extraordinary Distribution or Pro-Rata Repurchase on Participants and make such adjustments as it deems equitable under the circumstances. The determination of the Committee shall, subject to revision by the Board of Directors, be final and binding upon all Participants.

        (a)  As used herein, the term "Extraordinary Distribution" means any dividend or other distribution of

            (i)  cash, where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding twelve months, when combined with the aggregate amount of all Pro-Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro-Rata Repurchases which is in excess of the Fair Market Value of the Common Stock repurchased during such twelve month period), exceeds ten percent (10%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the record date for determining the shareholders entitled to receive such Extraordinary Distribution or

          (ii)  any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of any Subsidiary of the Corporation), or any combination thereof.

        (b)  As used herein "Pro-Rata Repurchase" means any purchase of shares of Common Stock by the Corporation or any Subsidiary thereof, pursuant to any tender offer or exchange offer, subject to Section 13(e) of the Exchange Act or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that no purchase of shares of the Corporation or any Subsidiary thereof made in open market transactions shall be deemed a Pro-Rata Repurchase.

19.  Withholding Taxes

        The Corporation or the applicable Subsidiary shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment tax required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. The Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to the Corporation shares of Common Stock having a fair market value, as determined by the Committee, equal to the amount of such required withholding taxes.

20.  Regulatory Approvals and Listings

        Notwithstanding anything contained in this Plan to the contrary, the Corporation shall have a no obligation to issue or deliver certificates of Common Stock evidencing Restricted Stock Awards or any other Award payable in Common Stock prior to (a) the obtaining of any approval from any governmental agency which the Corporation shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on the Stock Exchange and (c) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body that the Corporation shall, in its sole discretion, determine to be necessary or advisable.

21.  No Right to Continued Employment or Grants

        Participation in the Plan shall not give any Key Employee any right to remain in the employ of the Corporation or any Subsidiary or any director the right to remain as a director of the Corporation. The Corporation or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate the employment of any Key Employee at any time. The adoption of this Plan shall not be deemed to give any Key Employee or any other individual any right to be selected as a Participant, to be granted any Awards hereunder or if granted an Award in any year, to receive Awards in any subsequent year.

22.  Amendment

        The Corporation reserves the right to amend, modify or terminate this Plan at any time by action of its Board of Directors, or, by action of the Board of Directors with the consent of a Participant, to amend, modify or terminate any outstanding Award or Award Agreement, except that the Corporation may not, without shareholder approval, adopt any amendment which would (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the number of shares of Common Stock which may be issued under the Plan (except as specified in Section 17), or (c) materially modify the requirements as to eligibility for participation in the Plan. Moreover, no action may be taken by the Corporation (without the consent of the Participant) that will impair the validity of any Award then outstanding or that will prevent any incentive stock options issued or to be issued under this Plan from being "incentive stock options" as defined under section 422 of the Code or any successor provision.

23.  Governing Law

        The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, except as preempted by applicable Federal law.

24.  Change In Control

        (a)    Stock Options.    In the event of a Change In Control, options not otherwise exercisable at the time of a Change In Control shall become fully exercisable immediately prior to such Change In Control and, in the discretion of the Committee, (i) the options shall be assumed, or an equivalent option substituted, by any successor corporation to the Corporation, or (ii) the Corporation shall make provisions for the Participant to exercise the options for a minimum of ten (10) days prior to the Change In Control as to all shares subject to the options.

        (b)    Stock Appreciation Rights.    In the event of a Change In Control, Tandem SARs not otherwise exercisable upon a Change In Control shall become exercisable to the extent that the related Stock Option is exercisable. Freestanding SARs not otherwise exercisable upon a Change In Control shall also become fully exercisable upon such Change In Control.

            (i)  The Corporation shall make payment to Participants with respect to SARs in cash in an amount equal to the appreciation in the value of the SAR from the base price specified in the Award Agreement to the Change In Control Price.

          (ii)  Such cash payments to Participants shall be due and payable, and shall be paid by the Corporation, immediately upon the occurrence of such Change In Control; and

          (iii)  After the payment provided for in (ii) above, Participants shall have no further rights under SARs outstanding at the time of such Change In Control.

        (c)    Restricted Stock Awards.    In the event of a Change In Control, all restrictions previously established with respect to Restricted Stock Awards will conclusively be deemed to have been satisfied. Participants shall be entitled to have issued to them the shares of Common Stock described in the applicable Award Agreements, free and clear of any restriction or restrictive legend, except that if, upon the advice of counsel to the Corporation, shares of Common Stock cannot lawfully be issued without restriction, then the Corporation shall make payment to Participants in cash in an amount equal to the Change In Control Price of the Common Stock that otherwise would have been issued:

            (i)  Such cash payments to Participants shall be due and payable, and shall be paid by the Corporation, immediately upon the occurrence of such Change In Control; and

          (ii)  After the payment provided for in (i) above, Participants shall have no further rights under Restricted Stock Awards outstanding at the time of such Change In Control of the Corporation.

        (d)    Phantom Stock.    In the event of a Change In Control:

            (i)  all restrictions and conditions, if any, previously established with respect to Phantom Stock Awards will conclusively be deemed to have been satisfied and fulfilled, and the Corporation shall make payment to Participants in cash in an amount necessary to satisfy the Participants' rights under Phantom Stock Awards in accordance with the amounts otherwise payable by the Corporation pursuant to the Award Agreement;

          (ii)  Such cash payments shall be made to Participants by the Corporation immediately prior to the occurrence of such Change In Control; and

          (iii)  After the payment provided for in (ii) above, the Participants shall have no further rights under Phantom Stock Awards outstanding at the time of such change of control of the Corporation.

        (e)    Performance Shares.    In the event of a Change In Control:

            (i)  All previously established Performance Targets will be conclusively deemed to have been met. Participants shall be entitled to a pro-rata proportion of the shares of Common Stock which would have been issued to them upon conversion of any outstanding Performance Shares at the end of the Performance Period (based upon the applicable Performance Targets, which are conclusively deemed to have been met by reason of the Change In Control), payable in the manner specified in subsection (ii) hereof. The pro-rata proportion of the shares of Common Stock to be issued shall be equal to a fraction, the numerator of which is the duration of the

  Performance Period prior to such Change In Control and the denominator of which is the original length of the Performance Period;

          (ii)  In lieu of issuing shares of Common Stock upon such conversion of Performance Shares, the Corporation shall make payment to Participants in cash in an amount equal to the Change In Control Price of the shares of Common Stock that would have been issued under paragraph (i) above;

          (iii)  Such cash payments to Participants shall be due and payable, and shall be paid by the Corporation, immediately upon the occurrence of such Change In Control; and

          (iv)  After the payment provided for in (ii) above, the Participants shall have no further rights under awards of Performance Shares outstanding at the time of such Change In Control of the Corporation.

        (f)    Miscellaneous.    Upon a Change In Control, no action shall be taken which would adversely affect the rights of any Participant or the operation of the Plan with respect to any Award to which the Participant may have become entitled hereunder on or prior to the date of the Change In Control or to which he may become entitled as a result of such Change In Control.

25.  No Right, Title, or Interest In Corporation Assets

        No Participant shall have any rights as a shareholder as a result of participation in the Plan until the date of issuance of a stock certificate in his name except, in the case of Restricted Stock Awards, to the extent such rights are granted to the Participant under Section 10(c) hereof. To the extent any person acquires a right to receive payments from the Corporation under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Corporation.

26.  Payment by Subsidiaries

        Settlement of Awards to employees of Subsidiaries shall be made by and at the expense of such Subsidiary. Except as prohibited by law, if any portion of an Award is to be settled in shares of Common Stock, the Corporation shall sell and transfer to the Subsidiary, and the Subsidiary shall purchase, the number of shares necessary to settle such portion of the Award.

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Table of Contents
PROXY STATEMENT
VOTING SECURITIES OF THE COMPANY AND CERTAIN SHAREHOLDERS
PROPOSAL 1—ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
REPORT OF COMPENSATION COMMITTEE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PROPOSAL 2—APPROVAL OF 2002 EQUITY COMPENSATION PLAN
AUDIT COMMITTEE REPORT AND INDEPENDENT ACCOUNTANT
COMPARISON OF TOTAL SHAREHOLDER RETURN
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting of Shareholders on Wednesday, May 7, 2003
KAISER GROUP HOLDINGS, INC. 2002 EQUITY COMPENSATION PLAN (Adopted September 20, 2002; Approved by Shareholders , 2003)